                                                                         m(2)(c)

                                 AMENDMENT NO. 2
                        TO THE THIRD AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The Third Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Funds Group, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                                                        MAXIMUM
                                          ASSET-BASED     SERVICE      AGGREGATE
          FUND                           SALES CHARGE       FEE           FEE
          ----                           ------------     -------      ---------

AIM Balanced Fund                            0.75%         0.25%         1.00%

AIM Basic Balanced Fund                      0.75%         0.25%         1.00%

AIM European Small Company Fund              0.75%         0.25%         1.00%

AIM Global Utilities Fund                    0.75%         0.25%         1.00%

AIM International Emerging Growth Fund       0.75%         0.25%         1.00%

AIM Mid Cap Basic Value Fund                 0.75%         0.25%         1.00%

AIM New Technology Fund                      0.75%         0.25%         1.00%

AIM Select Growth Fund                       0.75%         0.25%         1.00%

AIM Small Cap Equity Fund                    0.75%         0.25%         1.00%

AIM Value Fund                               0.75%         0.25%         1.00%

AIM Value II Fund                            0.75%         0.25%         1.00%

AIM Worldwide Spectrum Fund                  0.75%         0.25%        1.00%"



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All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  December _____, 2001

                                             AIM FUNDS GROUP
                                             (on behalf of its Class B Shares)


Attest:                                      By:   /s/ ROBERT H. GRAHAM
       --------------------------------         --------------------------------
            Assistant Secretary                        Robert H. Graham
                                                       President










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